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                                                                    EXHIBIT 8.1

                          GIBSON, DUNN & CRUTCHER LLP
                            333 SOUTH GRAND AVENUE
                      LOS ANGELES, CALIFORNIA 90071-3197
                                (213) 229-7000

                                                                  June 30, 1998

ZERO Corporation
444 South Flower Street, Suite 2100
Los Angeles, California 90071-2922

  Re: Tax Opinion for Registration Statement on Form S-4

Gentlemen:

  We are acting as counsel to ZERO Corporation, a Delaware corporation ("ZERO"), in connection with the Agreement and Plan of Merger (the "Agreement") dated as of April 6, 1998, by and between ZERO, Applied Power Inc., a Wisconsin corporation ("API"), and STB Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of API ("Acquisition"). Pursuant to the Agreement, Acquisition will merge (the "Merger") with and into ZERO with ZERO being the surviving corporation. You have requested our opinion as to the material federal income tax consequences of the Merger to the stockholders of ZERO. The Agreement is attached as Appendix A to Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission in connection with the Merger. This opinion is being rendered pursuant to Section 8.9 of the Agreement. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Agreement.

  In rendering our opinion, we have examined the Agreement and have, with your permission, relied upon, and assumed as correct now and as of the effective time of the Merger, (i) the factual information contained in the Registration Statement, (ii) the representations and covenants contained in the Agreement,
(iii) certain factual representations made by ZERO and API, and (iv) such other materials as we have deemed necessary or appropriate as a basis for our opinion.

  On the basis of the information, representations and covenants contained in the foregoing materials and assuming the Merger is consummated in the manner described in the Agreement and the Joint Proxy Statement/Prospectus included in the Registration Statement, we are of the opinion that:

    (i) The Merger will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code.

    (ii) ZERO, Acquisition, and API will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

    (iii) The discussion in the Joint Proxy Statement/Prospectus under the caption "The Merger and the Merger Agreement--Certain Federal Income Tax Consequences," to the extent it constitutes summaries of legal matters or legal conclusions, is accurate in all material respects.

  This opinion expresses our views only as to federal income tax laws in effect as of the date hereof, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, published rulings and administrative practices of the Internal Revenue Service (the "Service") and court decisions. This opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Service or the courts. Furthermore, the legal authorities upon which we rely are subject to change either prospectively or retroactively. Any change in such authorities or any change in the facts or representations, or any past or future actions by ZERO, Acquisition, or API contrary to such representations might adversely affect the conclusions stated herein.
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ZERO Corporation
June 30, 1998
Page 2

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "The Merger and the Merger Agreement--Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus included in the Registration Statement.

                                          Very truly yours,

                                          Gibson, Dunn & Crutcher LLP